EXHIBIT 99.5



                PROXY STATEMENT FOR SPECIAL MEETING OF MEMBERS OF

                           ALASKA FEDERAL SAVINGS BANK





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                           Alaska Federal Savings Bank
                               2094 Jordan Avenue
                              Juneau, Alaska 99801
                                 (907) 790-4844


                      NOTICE OF SPECIAL MEETING OF MEMBERS
                        To be held on _________ ___, 1999


         Notice is hereby given that a special meeting ("Special Meeting") of members of Alaska Federal Savings Bank ("Savings Bank") will be held at the Savings Bank's main office at 2094 Jordan Avenue, Juneau, Alaska, on _____day, _________ ___, 1999, at __:00 _.m., local time. Business to be taken up at the Special Meeting shall be:

         (1) To approve a Plan of Conversion adopted by the Board of Directors on February 19, 1999 to convert the Savings Bank from a mutual savings bank to a federally chartered capital stock savings bank to be known as Alaska Pacific Bank and to be held as a wholly-owned subsidiary of a new holding company, Alaska Pacific Bancshares, Inc., including the adoption of a Federal Stock Charter and Bylaws for the Savings Bank, pursuant to the laws of the United States and the rules and regulations of the Office of Thrift Supervision; and

         (2) To consider and vote upon any other matters that may lawfully come before the Special Meeting.

         Note: As of the date of mailing of this Notice, the Board of Directors is not aware of any other matters that may come before the Special Meeting.

         The members entitled to vote at the Special Meeting shall be those members of the Savings Bank at the close of business on ___________ __, 1999, who continue as members until the Special Meeting, and should the Special Meeting be, from time to time, adjourned to a later time, until the final adjournment thereof.


                                         BY ORDER OF THE BOARD OF DIRECTORS




                                         REBECCA J. BAXTER
                                         SECRETARY


Juneau, Alaska
_____________ __, 1999


Please sign and return promptly EACH proxy card you receive in the enclosed postage-paid envelope. This will assure necessary representation at the Special Meeting, but will not prevent you from voting in person if you so desire. The proxy is solicited only for this Special Meeting (and any adjournments thereof) and will not be used for any other meeting. You may revoke your written proxy by written instrument delivered to Rebecca J. Baxter, Secretary, Alaska Federal Savings Bank, at the above address at any time prior to or at the Special Meeting.


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                           Alaska Federal Savings Bank
                               2094 Jordan Avenue
                              Juneau, Alaska 99801
                                 (907) 790-4844

                                 PROXY STATEMENT



         Your proxy, in the form enclosed, is solicited by the Board of Directors of Alaska Federal Savings Bank for use at a special meeting of members to be held on _____day, _________ ___, 1999, and any adjournment of that meeting, for the purposes set forth in the foregoing notice of special meeting. Your Board of Directors and management urge you to vote for the Plan of Conversion.

                          PURPOSE OF MEETING -- SUMMARY

         A special meeting of members ("Special Meeting") of Alaska Federal Savings Bank will be held at its main office at 2094 Jordan Avenue, Juneau, Alaska, on _____day, _________ ___, 1999, at __:00 _.m., local time, for the purpose of considering and voting upon a Plan of Conversion from Mutual Savings Bank to Federal Stock Savings Bank and Formation of a Holding Company ("Plan of Conversion"), which, if approved by a majority of the total votes of the members eligible to be cast, will permit Alaska Federal to convert from a federally chartered mutual savings bank to a federally chartered capital stock savings bank to be held as a subsidiary of Alaska Pacific Bancshares, Inc. , a newly organized Alaska corporation formed by Alaska Federal. The conversion of Alaska Federal and the acquisition of control of Alaska Federal by Alaska Pacific Bancshares are collectively referred to herein as the "Conversion." Following consummation of the Conversion, Alaska Federal will be known as Alaska Pacific Bank.

         Members entitled to vote on the Plan of Conversion are members of Alaska Federal as of ______ __ 1999 ("Voting Record Date") who continue as members until the Special Meeting, and should the Special Meeting be, from time to time, adjourned to a later time, until the final adjournment thereof. The Conversion requires the approval of not less than a majority of the total votes eligible to be cast at the Special Meeting.

         The Plan of Conversion provides, among other things, that, after receiving final authorization from the Office of Thrift Supervision, Alaska Federal will offer for sale shares of common stock of Alaska Pacific Bancshares common stock ("Common Stock"), through the issuance of nontransferable subscription rights, first to depositors of Alaska Federal with $50.00 or more on deposit as of December 31, 1997 ("Eligible Account Holders"), then to depositors of Alaska Federal with $50.00 or more on deposit as of March 31, 1999 ("Supplemental Eligible Account Holders"), then to depositors of Alaska Federal as of the Voting Record Date and borrowers with loans outstanding as of October 20, 1993, which continue to be outstanding as of the Voting Record Date ("Other Members"), in a subscription offering ("Subscription Offering"), and then, if necessary, to certain members of the general public in a direct community offering ("Direct Community Offering"). The Subscription and Direct Community Offerings are referred to herein as the "Subscription and Direct Community Offerings." It is anticipated that shares of Common Stock not subscribed for in the Subscription and Direct Community Offerings will be offered to the general public with the assistance of Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc.("Charles Webb") and, if necessary, a syndicate of registered broker-dealers to be managed by Charles Webb pursuant to selected dealers' agreements in a syndicated offering ("Syndicated Community Offering"). The Subscription, Direct Community and Syndicated Community Offerings are referred to herein as the "Offerings."

         Adoption of a Federal Stock Charter and Bylaws of Alaska Federal is an integral part of the Plan of Conversion. Copies of the Plan of Conversion and the proposed Federal Stock Charter and Bylaws for Alaska Federal are attached to this Proxy Statement as exhibits. They provide, among other things, for the termination of voting rights of members and of their rights to receive any surplus remaining after liquidation of Alaska Federal. These rights, except for the

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rights of Eligible Account Holders and Supplemental Eligible Account Holders in
the liquidation account, will vest exclusively in the holders of the stock in Alaska Pacific Bancshares and Alaska Federal. For further information, see "ALASKA FEDERAL'S CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of Alaska Federal."

                           ALASKA FEDERAL SAVINGS BANK

         Alaska Federal was founded as "Alaska Federal Savings and Loan Association of Juneau" in 1935 and changed its name to "Alaska Federal Savings Bank" in October 1993. Alaska Federal is regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Alaska Federal's deposits have been federally-insured since 1937 and are currently insured by the Federal Deposit Insurance Corporation under the Savings Association Insurance Fund. Alaska Federal has been a member of the Federal Home Loan Bank System since 1937. Alaska Federal is located at 2094 Jordan Avenue, Juneau, Alaska 99801 and its telephone number is (907) 790-4844.

         Alaska Federal is a community oriented financial institution that operates out of one office in Juneau, Alaska. Alaska Federal's principal business is attracting deposits from the general public and using those funds to originate residential and other mortgage loans. At December 31, 1998, Alaska Federal had total assets of $110.8 million, deposits of $101.9 million and total equity of $7.3 million. Alaska Federal also originates construction, commercial real estate, land, consumer and commercial business loans.

                  VOTING RIGHTS AND VOTE REQUIRED FOR APPROVAL

         Alaska Federal's Board of Directors has fixed the close of business on __________ __, 1999 as the record date for the determination of members entitled to notice of and to vote at the Special Meeting. All holders of Alaska Federal's savings or other authorized accounts and all borrowers with loans outstanding on October 20, 1993 are members of Alaska Federal under its current charter. All members of record as of the close of business on the Voting Record Date who continue to be members on the date of the Special Meeting or any adjournment thereof will be entitled to vote at the Special Meeting or such adjournment.

         Each eligible depositor member will be entitled at the Special Meeting to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all of the depositor's savings accounts in Alaska Federal as of the Voting Record Date. Borrowers with loans outstanding as of October 20, 1993 which continue to be outstanding as of the Voting Record Date will be entitled to cast one vote for the period of time such borrowings remain in existence. No member is entitled to cast more than 1,000 votes. Any number of members present and voting, represented in person or by proxy, at the Special Meeting will constitute a quorum.

         Approval of the Plan of Conversion will require the affirmative vote of a majority of the total outstanding votes of Alaska Federal's members eligible to be cast at the Special Meeting. As of the Voting Record Date for the Special Meeting, there were approximately _______ votes eligible to be cast.

                                     PROXIES

         Members may vote at the Special Meeting or any adjournment thereof in person or by proxy. Enclosed is a proxy which may be used by any eligible member to vote on the Plan of Conversion. All properly executed proxies received by management will be voted in accordance with the instructions indicated thereon by the members giving such proxies. If no instructions are given, such proxies will be voted in favor of the Plan of Conversion. If any other matters are properly presented at the Special Meeting and may properly be voted on, all proxies will be voted on such matters in accordance with the best judgment of the proxy holders named therein. If the enclosed proxy is returned, it may be revoked at any time before it is voted by written notice to the Secretary of Alaska Federal, by submitting a later dated proxy, or by attending and voting in person at the Special Meeting. The proxies being solicited are only for use at the

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Special Meeting and at any and all adjournments thereof and will not be used for any other meeting. Management is not aware of any other business to be presented at the Special Meeting.

         Alaska Federal, as trustee for individual retirement accounts at Alaska Federal, will vote in favor of the Plan of Conversion, unless the beneficial owner executes and returns the enclosed proxy for the Special Meeting or attends the Special Meeting and votes in person.

         To the extent necessary to permit approval of the Plan of Conversion, proxies may be solicited by representatives of Charles Webb and by officers, directors or regular employees of Alaska Federal, in person, by telephone or through other forms of communication. Such persons will be reimbursed by Alaska Federal for their reasonable out-of-pocket expenses incurred in connection with such solicitation. If necessary, the Special Meeting may be adjourned to an alternative date.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors unanimously recommends that you vote "FOR" the Plan of Conversion. Voting in favor of the Plan of Conversion will not obligate any voter to purchase any stock.

                           ALASKA FEDERAL'S CONVERSION

         The Office of Thrift Supervision has approved the Plan of Conversion with the condition that it is approved by the members of Alaska Federal entitled to vote and to the satisfaction of certain other conditions imposed by the Office of Thrift Supervision in its approval. Office of Thrift Supervision approval is not a recommendation or endorsement of the Plan of Conversion.

General

         On February 19, 1999, the Board of Directors of Alaska Federal unanimously adopted the Plan of Conversion, under which Alaska Federal will be converted from a federally chartered mutual savings bank to a federally chartered stock savings bank to be held as a wholly-owned subsidiary of Alaska Pacific Bancshares, a newly formed Alaska corporation. The following discussion of the Plan of Conversion contains all material terms about the Conversion. Nevertheless, readers are urged to read carefully the Plan of Conversion, which is attached as Exhibit A hereto.

         The Conversion will be accomplished through adoption of a Federal stock charter and bylaws to authorize the issuance of capital stock by Alaska Federal. As part of the Conversion, Alaska Federal will issue all of its newly issued common stock, 1,000 shares of common stock, to Alaska Pacific Bancshares in exchange for 50% of the net proceeds from the sale of Common Stock by Alaska Pacific Bancshares.

         The Plan of Conversion provides generally that:

          o Alaska Federal will convert from a federally chartered mutual savings bank to a federally chartered stock savings bank;

          o the Common Stock will be offered by Alaska Pacific Bancshares in the subscription offering to persons having subscription rights and in a Direct Community Offering to certain members of the general public, with preference given to natural persons and trusts of natural persons residing in the communities of Juneau, Ketchikan, Sitka and Wrangell, and then to natural persons and trusts residing in counties contiguous to the local community;


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          o    if necessary, shares of Common Stock not subscribed for in the
               Subscription and Direct Community offering will be offered to certain members of the general public in a Syndicated Community offering through a syndicate of registered broker-dealers under selected dealers agreements; and

          o Alaska Pacific Bancshares will purchase all of the capital stock of Alaska Federal to be issued in connection with the Conversion. The Conversion will be completed only upon the sale of at least $6,800,000 of Common Stock to be issued pursuant to the Plan of Conversion.

         As part of the Conversion, Alaska Pacific Bancshares is making a subscription offering of its Common Stock to holders of subscription rights in the following order of priority:

          (i) depositors of Alaska Federal with $50.00 or more on deposit as of December 31, 1997 (Eligible Account Holders);

          (ii) Alaska Federal's employee stock ownership plan;

          (iii) depositors of Alaska Federal with $50.00 or more on deposit as of March 31, 1999 (Supplemental Eligible Account Holders); and

          (iv) depositors of Alaska Federal as of _________ __, 1999 and borrowers of Alaska Federal with loans outstanding as of October 20, 1993, which continue to be outstanding as of ____________ __, 1999 (Other Members).

         Shares of Common Stock not subscribed for in the Subscription and Direct Community Offering may be offered for sale in the Syndicated Community Offering. Regulations require that the Syndicated Community Offering be completed within 45 days after completion of the fully extended Subscription Offering unless extended by Alaska Federal or Alaska Pacific Bancshares with the approval of the regulatory authorities. If the Syndicated Community Offering is determined not to be feasible, the Board of Directors of Alaska Federal will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed shares of Common Stock. The Plan of Conversion provides that the Conversion must be completed within 24 months after the date of the approval of the Plan of Conversion by the members of Alaska Federal.

         No sales of Common Stock may be completed, either in the Subscription Offering, Direct Community Offering or Syndicated Community Offering unless the Plan of Conversion is approved by the members of Alaska Federal.

         The completion of the Offerings, however, depends on market conditions and other factors beyond Alaska Federal's control. No assurance can be given as to the length of time after approval of the Plan of Conversion at the Special Meeting that will be required to complete the Direct Community or Syndicated Community Offerings or other sale of the Common Stock. If delays are experienced, significant changes may occur in the estimated pro forma market value of Alaska Pacific Bancshares and Alaska Federal, as converted, together with corresponding changes in the net proceeds realized by Alaska Pacific Bancshares from the sale of the Common Stock. In the event the Conversion is terminated, Alaska Federal would be required to charge all Conversion expenses against current income.

         Orders for shares of Common Stock will not be filled until at least 680,000 shares of Common Stock have been subscribed for or sold and the Office of Thrift Supervision approves the final valuation and the Conversion closes. If the Conversion is not completed within 45 days after the last day of the fully extended Subscription Offering and the Office of Thrift Supervision consents to an extension of time to complete the Conversion, subscribers will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at Alaska Federal's passbook rate, from the date payment is received until the funds are returned to the subscriber. If such period is not extended, or, in any event, if the Conversion is not completed, all withdrawal authorizations will be

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terminated and all funds held will be promptly returned together with accrued interest at Alaska Federal's passbook rate from the date payment is received until the Conversion is terminated.

Reasons for the Conversion

         The Board of Directors and management believe that the Conversion is in the best interests of Alaska Federal, its members and the communities it serves. Alaska Federal's Board of Directors has formed Alaska Pacific Bancshares to serve as a holding company, with Alaska Federal as its subsidiary, after the Conversion. By converting to the stock form of organization, Alaska Pacific Bancshares and Alaska Federal will be structured in the form used by holding companies of commercial banks and by a growing number of savings institutions. Management of Alaska Federal believes that the Conversion offers a number of advantages which will be important to the future growth and performance of Alaska Federal. The capital raised in the Conversion is intended to support Alaska Federal's current lending and investment activities and may also support possible future expansion and diversification of operations, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such expansion or diversification. The Conversion is also expected to afford Alaska Federal's management, members and others the opportunity to become stockholders of Alaska Pacific Bancshares and participate more directly in, and contribute to, any future growth of Alaska Pacific Bancshares and Alaska Federal. The Conversion will also enable Alaska Pacific Bancshares and Alaska Federal to raise additional capital in the public equity or debt markets should the need arise, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such financing activities.

Effects of Conversion to Stock Form on Depositors and Borrowers of Alaska
Federal

         Voting Rights. Savings members and borrowers will have no voting rights in Alaska Federal, as converted, or Alaska Pacific Bancshares and therefore will not be able to elect directors of Alaska Federal or Alaska Pacific Bancshares or to control their affairs. Currently, these rights are accorded to savings members of Alaska Federal. After to the Conversion, voting rights will be vested exclusively in Alaska Pacific Bancshares with respect to Alaska Federal and the holders of the Common Stock as to matters pertaining to Alaska Pacific Bancshares. Each holder of Common Stock shall be entitled to vote on any matter to be considered by the stockholders of Alaska Pacific Bancshares. A stockholder will be entitled to one vote for each share of Common Stock owned.

         Deposit Accounts and Loans. Alaska Federal's deposit accounts, account balances and existing Federal Deposit Insurance Corporation insurance coverage of deposit accounts will not be affected by the Conversion. Furthermore, the Conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with Alaska Federal.

         Tax Effects. Alaska Federal has received an opinion from Breyer & Associates PC, Washington, D.C., that the Conversion will constitute a nontaxable reorganization under Section 368(a)(1)(F) of the Internal Revenue Code. Among other things, the opinion states that:

          1. no gain or loss will be recognized to Alaska Federal in its mutual or stock form by reason of the Conversion;

          2. no gain or loss will be recognized to its account holders upon the issuance to them of accounts in Alaska Federal immediately after the Conversion, in the same dollar amounts and on the same terms and conditions as their accounts at Alaska Federal in its mutual form plus interest in the liquidation account;

          3. the tax basis of account holders' accounts in Alaska Federal immediately after the Conversion will be the same as the tax basis of their accounts immediately prior to Conversion;


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          4.   the tax basis of each account holder's interest in the
               liquidation account will be equal to the value, if any, of that interest;

          5. the tax basis of the Common Stock purchased in the Conversion will be the amount paid and the holding period for the stock will begin at the date of purchase; and

          6. no gain or loss will be recognized to account holders upon the receipt or exercise of subscription rights in the Conversion, except to the extent subscription rights are deemed to have value as discussed below.

         Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

         Based upon past rulings issued by the Internal Revenue Service, the opinion provides that the receipt of subscription rights by certain persons under the Plan of Conversion will be taxable to the extent, if any, that the subscription rights are deemed to have a fair market value. RP Financial, LC., a financial consulting firm retained by Alaska Federal, whose findings are not binding on the Internal Revenue Service, has issued a letter indicating that the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the Common Stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the Direct Community Offering for unsubscribed shares of Common Stock. If the subscription rights are deemed to have a fair market value, the receipt of the rights may only be taxable to those persons who exercise their subscription rights. Alaska Federal could also recognize a gain on the distribution of such subscription rights. Holders of subscription rights are encouraged to consult with their own tax advisors as to the tax consequences in the event the subscription rights are deemed to have a fair market value.

         Alaska Federal has also received an opinion from Deloitte & Touche LLP, Anchorage, Alaska, that, assuming the Conversion does not result in any federal income tax liability to Alaska Federal, its account holders, or Alaska Pacific Bancshares, implementation of the Plan of Conversion will not result in any Alaska income tax liability to such entities or persons.

         PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE CONVERSION PARTICULAR TO THEM.

         Liquidation Account. In the unlikely event of a complete liquidation of Alaska Federal in its present mutual form, each depositor in Alaska Federal would receive a pro rata share of any assets of Alaska Federal remaining after payment of claims of all creditors, including the claims of all depositors up to the withdrawal value of their accounts. Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his deposit account to the total value of all deposit accounts in Alaska Federal at the time of liquidation.

         After the Conversion, holders of withdrawable deposit(s) in Alaska Federal, including certificates of deposit, shall not be entitled to share in any residual assets in the event of liquidation of Alaska Federal. However, under Office of Thrift Supervision regulations, Alaska Federal shall, at the time of the Conversion, establish a liquidation account in an amount equal to its total equity as of the date of the latest statement of financial condition contained in the final Prospectus relating to the Conversion.

         The liquidation account shall be maintained by Alaska Federal subsequent to the Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their savings accounts in Alaska

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Federal. Each Eligible Account Holder and Supplemental Eligible Account Holder
shall, with respect to each savings account held, have a related inchoate interest in a subaccount portion of the liquidation account balance .

         The initial subaccount balance for a savings account held by an Eligible Account Holder or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of such holder's "qualifying deposit" in the savings account and the denominator is the total amount of the "qualifying deposits" of all Eligible Account Holders. The initial subaccount balance shall not be increased, and it shall be decreased as provided below.

         If the deposit balance in any savings account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing day of Alaska Federal subsequent to December 31, 1997 or March 31, 1999 is less than the lesser of the deposit balance in a savings account at the close of business on any other annual closing date subsequent to December 31, 1997 or March 31, 1999, or the amount of the "qualifying deposit" in a savings account on December 31, 1997 or March 31, 1999, then the subaccount balance for a savings account shall be adjusted by reducing the subaccount balance in an amount proportionate to the reduction in the deposit balance. Once reduced, the subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related savings account. If any savings account is closed, the related subaccount balance shall be reduced to zero.

         Only upon a complete liquidation of Alaska Federal, each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for savings account(s) then held by the holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of savings accounts and other liabilities or similar transactions with another federally insured institution in which Alaska Federal is not the surviving institution shall be considered to be a complete liquidation. In any of these transactions the liquidation account shall be assumed by the surviving institution.

         In the unlikely event Alaska Federal is liquidated after the Conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to Alaska Pacific Bancshares as the sole stockholder of Alaska Federal.

               REVIEW OF THE OFFICE OF THRIFT SUPERVISION'S ACTION

         Any person aggrieved by a final action of the OTS which approves, with or without conditions, or disapproves a Plan of Conversion pursuant to this part may obtain review of such action by filing in the court of appeals of the United States for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, a written petition praying that the final action of the Office of Thrift Supervision be modified, terminated or set aside. Such petition must be filed within 30 days after the publication of notice of such final action in the Federal Register, or 30 days after the mailing by the applicant of the notice to members as provided for in 12 C.F.R. ss.563b.6(c), whichever is later. The further procedure for review is as follows: A copy of the petition is forthwith transmitted to the Office of Thrift Supervision by the clerk of the court and thereupon the Office of Thrift Supervision files in the court the record in the proceeding, as provided in Section 2112 of Title 28 of the United States Code. Upon the filing of the petition, the court has jurisdiction, which upon the filing of the record is exclusive, to affirm, modify, terminate, or set aside in whole or in part, the final action of the Office of Thrift Supervision. Review of such proceedings is as provided in Chapter 7 of Title 5 of the United States Code. The judgment and decree of the court is final, except that they are subject to review by the United States Supreme Court upon certiorari as provided in Section 1254 of Title 28 of the United States Code.

                             ADDITIONAL INFORMATION

         Alaska Pacific Bancshares has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 (File No. 333-_____) under the Securities Act with respect to the Common Stock offered in the

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Conversion. The Prospectus does not contain all the information set forth in the
Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. Such information may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Registration Statement also is available through the Securities and Exchange Commission's World Wide Web site on the Internet (http://www.sec.gov).

         Alaska Federal has filed with the Office of Thrift Supervision an Application for Approval of Conversion, which includes proxy materials for Alaska Federal's Special Meeting of members and certain other information. This Prospectus omits certain information contained in the Application for Approval of Conversion. The Application, including the proxy materials, exhibits and certain other information that are a part of the Application for Approval of Conversion, may be inspected, without charge, at the offices of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552 and at the office of the Regional Director at the West Regional Office of the Office of Thrift Supervision, Pacific Telesis Tower, 1 Montgomery Street, Suite 400, San Francisco, California 94104.

         Copies of Alaska Pacific Bancshares's Articles of Incorporation and Bylaws may be obtained by written request to Alaska Federal.

         All persons eligible to vote at the Special Meeting should review both this Proxy Statement and the accompanying Prospectus carefully. However, no person is obligated to purchase any Common Stock. For additional information, you may call the Stock Information Center at (907) ___-____.

                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           REBECCA J. BAXTER
                                           SECRETARY


Juneau, Alaska
__________ __, 1999


         Your Board of Directors urges you to consider carefully the information contained in this Proxy Statement and the Prospectus and, whether or not you plan to be present in person at the Special Meeting, to fill in, date, sign and return the enclosed proxy card(s) as soon as possible to assure that your votes will be counted. This will not prevent you from voting in person if you attend the Special Meeting. You may revoke your proxy by written instrument delivered to the secretary of Alaska Federal at any time prior to or at the Special Meeting or by attending the Special Meeting and voting in person.

         THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS IN THOSE JURISDICTIONS IN WHICH IT IS LAWFUL TO MAKE SUCH OFFER.

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                                                                       EXHIBIT A



                           ALASKA FEDERAL SAVINGS BANK

                                 JUNEAU, ALASKA



                               PLAN OF CONVERSION
                        FROM FEDERAL MUTUAL SAVINGS BANK
                          TO FEDERAL STOCK SAVINGS BANK
                       AND FORMATION OF A HOLDING COMPANY



                                  INTRODUCTION


I.   General

         It is the desire of the Board of Directors to attract new capital to the Savings Bank to increase its net worth, to support future savings growth, to increase the amount of funds available for other lending and investment, to provide greater resources for the expansion of customer services and to facilitate future expansion by the Savings Bank. In addition, the Board of Directors intends to implement stock option plans and other stock benefit plans as part of the Conversion in order to attract and retain qualified directors and officers. It is the further desire of the Board of Directors to reorganize the Savings Bank as the wholly owned subsidiary of a holding company to enhance flexibility of operations, diversification of business opportunities and financial capability for business and regulatory purposes and to enable the Savings Bank to compete more effectively with other financial service organizations. Accordingly, on February 19, 1999, the Board of Directors of Alaska Federal Savings Bank ("Savings Bank"), after careful study and consideration, adopted, by unanimous vote this Plan of Conversion ("Plan"), which provides for the conversion of the Savings Bank from a federally chartered mutual savings bank to a federally chartered stock savings bank and the concurrent formation of a holding company for the Savings Bank ("Holding Company").

     All capitalized terms contained in the Plan shall have the meanings ascribed to them in Section II hereof.

     Pursuant to the Plan, shares of Conversion Stock will be offered as part of the Conversion in a Subscription Offering pursuant to nontransferable Subscription Rights at a predetermined and uniform price first to the Savings Bank's Eligible Account Holders, second to the Tax-Qualified Employee Stock Benefit Plans, third to Supplemental Eligible Account Holders, and fourth to Other Members of the Savings Bank. Concurrently with the Subscription Offering, shares not subscribed for in the Subscription Offering will be offered as part of the Conversion to the general public in a Direct Community Offering. Shares still remaining may then be offered to the general public in a Syndicated Community Offering, an underwritten public offering or otherwise. The aggregate Purchase Price of the Conversion Stock will be based upon an independent appraisal of the Savings Bank and will reflect the estimated pro forma market value of the Savings Bank as a subsidiary of the Holding Company.

     The Conversion is subject to regulations of the Director of the OTS (Part 563b of the Rules and Regulations Applicable to All Savings Associations) as promulgated pursuant to Section 5(i) of the Home Owners' Loan Act.

     Consummation of the Conversion is subject to the approval of this Plan and the Conversion by the OTS and by the affirmative vote of Members of the Savings Bank holding not less than a majority of the total votes eligible to be cast at a special meeting of the Members to be called to consider the Conversion.

     No change will be made in the Board of Directors or management of the Savings Bank as a result of the Conversion.

II.  Definitions

     As used in this Plan, the terms set forth below have the following meanings:

     A. Acting in Concert: (i) Knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A Person (as defined herein) who acts in concert with another Person ("other party") shall also be deemed to be acting in concert with any Person who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a Person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the Tax-Qualified Employee Benefit Plan will be aggregated.

     B. Associate: When used to indicate a relationship with any Person, means
(i) any corporation or organization (other than the Savings Bank or a majority-owned subsidiary of the Savings Bank, or the Holding Company) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except that it does not include a Tax-Qualified Employee Stock Benefit Plan and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Savings Bank, any of its subsidiaries, or the Holding Company.

     C. Capital Stock: Any and all authorized capital stock in the Savings Bank, as converted.

     D. Common Stock: Any and all authorized common stock in the Holding Company subsequent to the Conversion.

     E. Conversion: (i) Amendment of the Savings Bank's Charter and Bylaws to authorize issuance of shares of Capital Stock by the Savings Bank and to conform to the requirements of a Federal stock savings bank under the laws of the United States and regulations of the OTS; (ii) issuance and sale of Conversion Stock by the Holding Company in the Subscription Offering and Direct Community Offering; and (iii) purchase by the Holding Company of the Capital Stock of the Savings Bank to be issued in the Conversion immediately following or concurrently with the close of the sale of all Conversion Stock.

     F. Conversion Stock: Holding Company common stock to be issued and sold by the Holding Company pursuant to the Plan.

     G. Direct Community Offering: The offering for sale of Conversion Stock to the public.

     H. Eligibility Record Date: December 31, 1997.

     I. Eligible Account Holder: Holder of a Qualifying Deposit in the Savings Bank on the Eligibility Record Date.

     J. FDIC: Federal Deposit Insurance Corporation.

     K. Form AC Application: The application submitted to the OTS for approval of the Conversion.

     L. H-(e)1 Application: The application submitted to the OTS on OTS Form H-(e)1 or Form H-(e)1- S, if applicable, for approval of the Holding Company's acquisition of all of the Capital Stock of the Savings Bank.

     M. Holding Company: A corporation to be formed by the Savings Bank under state law for the purpose of becoming a holding company through the issuance and sale of its stock under the Plan, and concurrent acquisition of 100% of the Capital Stock of the Savings Bank to be issued pursuant to the Plan.

     N. Holding Company Stock: Any and all authorized capital stock of the Holding Company.

     O. Local Community: City and Boroughs of Juneau and Ketchikan, and the communities of Sitka and Wrangell, Alaska.

     P. Market Maker: A dealer (i.e., any Person who engages directly or indirectly as agent, broker, or principal in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another Person) who, with respect to a particular security, (i) regularly publishes bona fide, competitive bid and offer quotations in a recognized inter-dealer quotation system or furnishes bona fide competitive bid and offer quotations on request and (ii) is ready, willing and able to effect transactions in reasonable quantities at his quoted prices with other brokers or dealers.

     Q. Members: All Persons or entities who qualify as members of the Savings Bank pursuant to its Charter and Bylaws prior to the Conversion.

     R. Officer: An executive officer of the Savings Bank, which includes the Chairman of the Board, President, Executive Vice President, Senior Vice Presidents, Vice Presidents in charge of principal business functions, the Secretary and the Treasurer as well as any other person performing similar functions.

     S. Order Forms: Forms to be used for the purchase of Conversion Stock sent to Eligible Account Holders and other parties eligible to purchase Conversion Stock in the Subscription Offering pursuant to the Plan.

     T. Other Member: Holder of a Savings Account (other than Eligible Account Holders and Supplemental Eligible Account Holders) as of the Record Date and borrowers from the Savings Bank as provided in the Savings Bank's Federal Mutual Charter who continue to be borrowers from the Savings Bank as of the Record Date.

     U. OTS: Office of Thrift Supervision of the United States Department of the Treasury.

     V. Person: An individual, corporation, partnership, association, joint stock company, trusts of natural Persons, unincorporated organization or a government or any politicalsubdivision thereof.

     W. Plan: This Plan of Conversion, which provides for the conversion of the Savings Bank from a federally chartered mutual savings bank to a federally chartered capital stock savings bank as a wholly owned subsidiary of the Holding Company, as originally adopted by the Board of Directors or as amended in accordance with the terms thereof.

     X. Qualifying Deposit: The deposit balance in any Savings Account as of the Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable; provided, however, that no Savings Account with a deposit balance of less than $50 shall constitute a Qualifying Deposit.

     Y. Record Date: Date which determines which Members are entitled to vote at the Special Meeting.

     Z. Registration Statement: The registration statement on Form SB-2 or other applicable forms filed by the Holding Company with the SEC for the purpose of registering the Conversion Stock under the Securities Act of 1933, as amended.

     AA. Savings Account(s): Withdrawable deposit(s) in the Savings Bank, including certificates of deposit, demand deposit accounts and non-interest-bearing accounts.

     BB. Savings Bank: Alaska Federal Savings Bank, in its present form as a federally chartered mutual savings bank.

     CC. SEC: Securities and Exchange Commission.

     DD. Special Meeting: The special meeting of Members called for the purpose of considering the Plan for approval.

     EE. Subscription Offering: The offering of Conversion Stock to Eligible Account Holders, Tax- Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members under the Plan.

     FF. Subscription Rights: Non-transferable, non-negotiable, personal rights of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members to purchase Conversion Stock.

     GG. Supplemental Eligibility Record Date: The last day of the calendar quarter preceding the approval of the Plan by the OTS.

     HH. Supplemental Eligible Account Holder: Holder of a Qualifying Deposit in the Savings Bank (other than an Officer or director or their Associates) on the Supplemental Eligibility Record Date.

     II. Syndicated Community Offering: The offering for sale by a syndicate of broker-dealers to the general public of shares of Conversion Stock not purchased in the Subscription Offering and the Direct Community Offering.

     JJ. Tax Qualified Employee Stock Benefit Plan: Any defined benefit plan or defined contribution plan of the Savings Bank or Holding Company, such as an employee stock ownership plan, bonus plan, profit-sharing plan or other plan, which, with its related trust meets the requirements to be "qualified" under section 401 of the Internal Revenue Code. A "non-tax-qualified employee stock benefit plan" is any defined benefit plan or defined contribution plan that is not so qualified.

III. Steps Prior to Submission of the Plan to the Members for Approval

     Prior to submission of the Plan to the Members for approval, the Savings Bank must receive approval from the OTS of the Form AC Application. Prior to such regulatory approval:

     A. The Board of Directors shall adopt the Plan by a vote of not less than two-thirds of its entire membership.

     B. The Savings Bank shall notify the Members of the adoption of the Plan by publishing legal notice in a newspaper having a general circulation in each community in which the Savings Bank maintains an office.

     C. A press release relating to the proposed Conversion may be submitted to the local media.

     D. Copies of the Plan as adopted by the Board of Directors shall be made available for inspection at each office of the Savings Bank.

     E. The Savings Bank shall cause the Holding Company to be incorporated under state law and the Board of Directors of the Holding Company shall concur in the Plan by at least a two-thirds vote.

     F. As soon as practicable following the adoption of this Plan, the Savings Bank shall file the Form AC Application, and the Holding Company shall file the Registration Statement and the H-(e)1 Application. Upon filing the Form AC Application, the Savings Bank shall publish legal notice of the filing of the Form AC Application in a newspaper having a general circulation in each community in which the Savings Bank maintains an office and/or by mailing a letter to each of its Members, and shall publish such other notices of the Conversion as may be required in connection with the H-(e)1 Application and by the regulations and policies of the OTS.

     G. The Savings Bank shall obtain an opinion of its tax advisors or a favorable ruling from the United States Internal Revenue Service which shall state that the Conversion will not result in any gain or loss for Federal income tax purposes to the Savings Bank or its Eligible Account Holders, Supplemental Eligible Account Holders and Other Members. Receipt of a favorable opinion or ruling is a condition precedent to completion of the Conversion.

IV.  Meeting of Members

     Subsequent to the approval of the Plan by the OTS, the Special Meeting shall be scheduled in accordance with the Savings Bank's Bylaws. Promptly after receipt of approval and at least 20 days but not more than 45 days prior to the Special Meeting, the Savings Bank shall distribute proxy solicitation materials to all Members and beneficial owners of accounts held in fiduciary capacities where the beneficial owners possess voting rights, as of the Record Date. The proxy solicitation materials shall include a copy of the proxy statement to be used in connection with such solicitation ("Proxy Statement") and other documents authorized for use by the regulatory authorities and may also include a copy of the Plan and/or a prospectus ("Prospectus") as provided in Paragraph V below. The Savings Bank shall also advise each Eligible Account Holder and Supplemental Eligible Account Holder not entitled to vote at the Special Meeting of the proposed Conversion and the scheduled Special Meeting, and provide a postage prepaid card on which to indicate whether he wishes to receive the Prospectus, if the Subscription Offering is not held concurrently with the proxy solicitation.

     Pursuant to OTS regulations, an affirmative vote of not less than a majority of the total outstanding votes of the Members is required for approval of the Plan. Voting may be in person or by proxy. The OTS shall be notified promptly of the actions of the Members.

V.   Summary Proxy Statement

     The Proxy Statement furnished to Members may be in summary form, provided that a statement is made in bold-face type that a more detailed description of the proposed transaction may be obtained by returning an enclosed postage prepaid card or other written communication requesting supplemental information. Without prior approval of the OTS, the Special Meeting shall not be held less than 20 days after the last day on which the supple mental information statement is mailed to requesting Members. The supplemental information statement may be combined with the Prospectus if the Subscription Offering is commenced concurrently with or during the proxy solicitation of Members for the Special Meeting.

VI.  Offering Documents

     The Holding Company may commence the Subscription Offering and, provided that the Subscription Offering has commenced, may commence the Direct Community Offering concurrently with or during the proxy solicitation of Members. The Holding Company may close the Subscription Offering before the Special Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon approval of the Plan by the Members at the Special Meeting. The Savings Bank's proxy solicitation materials may require Eligible Account Holders, Supplemental Eligible Account Holders (if applicable) and Other Members to return to the Savings Bank by a reasonable certain date a postage prepaid card or other written communication requesting receipt of a Prospectus with respect to the Subscription Offering, provided that if the Prospectus is not mailed concurrently with the proxy solicitation materials, the Subscription Offering shall not be closed until the expiration of 30 days after the mailing of the proxy solicitation materials. If the Subscription Offering is not commenced within 45 days after the Special Meeting, the Savings Bank may transmit, not more than 30 days prior to the commencement of the Subscription Offering, to each Eligible Account Holder, Supplemental Eligible Account Holder and other eligible subscribers who had been furnished with proxy solicitation materials a notice which shall state that the Savings Bank is not required to furnish a Prospectus to them unless they return by a reasonable date certain a postage prepaid card or other written communication requesting the receipt of the Prospectus.

     Prior to commencement of the Subscription Offering, the Direct Community Offering and the Syndicated Community Offering, the Holding Company shall file the Registration Statement. The Holding Company shall not distribute the final Prospectus until the Registration Statement containing same has been declared effective by the SEC and the Prospectus has been declared effective by the OTS.

VII. Combined Subscription and Direct Community Offering

     Instead of a separate Subscription Offering, all Subscription Rights may be exercised by delivery of properly completed and executed Order Forms to the Savings Bank or selling group utilized in connection with the Direct Community Offering and the Syndicated Community Offering. If a separate Subscription Offering is not held, orders for Conversion Stock in the Direct Community Offering shall first be filled pursuant to the priorities and limitations stated in Paragraph IX.C., below.

VIII. Consummation of the Conversion

     After receipt of all orders for Conversion Stock, and concurrently with the execution thereof, the amendment of the Savings Bank's Federal mutual Charter and Bylaws to authorize the issuance of shares of Capital Stock and to conform to the requirements of a Federal capital stock savings bank will be declared effective by the OTS, the amended Charter and Bylaws approved by the Members will become effective. At such time, the Conversion Stock will be issued and sold by the Holding Company, the Capital Stock to be issued in the Conversion will be issued and sold to the Holding Company, and the Savings Bank will become a wholly owned subsidiary of the Holding Company. The Savings Bank will issue to the Holding Company 1,000 shares of its common stock, representing all of the shares of Capital Stock to be issued by the Savings Bank, and the Holding Company will make payment to the Savings Bank of that portion of the aggregate net proceeds realized by the Holding Company from the sale of the Conversion Stock under the Plan as may be authorized or required by the OTS.

IX.  Stock Offering

     A. Number of Shares

     The number of shares of Conversion Stock to be offered pursuant to the Plan shall be determined initially by the Board of Directors of the Savings Bank and the Board of Directors of the Holding Company in conjunction with the determination of the Purchase Price (as that term is defined in Paragraph IX.B. below). The number of shares to be offered may be subsequently adjusted by the Board of Directors prior to completion of the offering.

     B. Independent Evaluation and Purchase Price of Shares

     All shares of Conversion Stock sold in the Conversion, including shares sold in any Direct Community Offering, shall be sold at a uniform price per share, referred to herein as the "Purchase Price." The Purchase Price shall be determined by the Board of Directors of the Savings Bank and the Board of Directors of the Holding Company immediately prior to the simultaneous completion of all such sales contemplated by this Plan on the basis of the estimated pro forma market value of the Savings Bank, as converted, at such time. The estimated pro forma market value of the Savings Bank shall be determined for such purpose by an independent appraiser on the basis of such appropriate factors not inconsistent with the regulations of the OTS. Immediately prior to the Subscription Offering, a subscription price range shall be established which shall vary from 15% above to 15% below the average of the minimum and maximum of the estimated price range. The maximum subscription price (i.e., the per share amount to be remitted when subscribing for shares of Conversion Stock) shall then be determined within the subscription price range by the Board of Directors of the Savings Bank. The subscription price range and the number of shares to be offered may be revised after the completion of the Subscription Offering with OTS approval without a resolicitation of proxies or Order Forms or both.

     C. Method of Offering Shares

     Subscription Rights shall be issued at no cost to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members pursuant to priorities established by this Plan and the regulations of the OTS. In order to effect the Conversion, all shares of Conversion Stock proposed to be issued in connection with the Conversion must be sold and, to the extent that shares are available, no subscriber shall be allowed to purchase less than 25 shares; provided, however, that if the purchase price is greater than $20 per share, the minimum number of shares which must be subscribed for shall be adjusted so that the aggregate actual purchase price required to be paid for such minimum number of shares does not exceed $500. The priorities established for the purchase of shares are as follows:

          1. Category 1: Eligible Account Holders

          a. Each Eligible Account Holder shall receive, without payment, Subscription Rights entitling such Eligible Account Holder to purchase that number of shares of Conversion Stock which is equal to the greater of the maximum purchase limitation established for the Direct Community Offering, one-tenth of one percent of the total offering or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders. If the allocation made in this paragraph results in an oversubscription, shares of Conversion Stock shall be allocated among subscribing Eligible Account Holders so as to permit each such account holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make his total allocation equal to 100 shares of Conversion Stock or the total amount of his subscription, whichever is less. Any shares of Conversion Stock not so allocated shall be allocated among the subscribing Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits as compared to the total Qualifying Deposits of all Eligible Account Holders.

          b. Subscription Rights received by Officers and directors of the Savings Bank and their Associates, as Eligible Account Holders, based on their increased deposits in the Savings Bank in the one-year period preceding the Eligibility Record Date shall be subordinated to all other subscriptions involving the exercise of Subscription Rights pursuant to this Category.

          2. Category 2: Tax-Qualified Employee Stock Benefit Plans

          a. Tax-Qualified Employee Stock Benefit Plans of the Savings Bank shall receive, without payment, non-transferable Subscription Rights to purchase in the aggregate up to 8% of the Conversion Stock, including shares of Conversion Stock to be issued in the Conversion as result of an increase in the estimated price range after commencement of the Subscription Offering and prior to the completion of the Conversion. The Subscription Rights granted to Tax- Qualified Stock Benefit Plans of the Savings Bank shall be subject to the availability of shares of Conversion Stock after taking into account the shares of Conversion Stock purchased by Eligible Account Holders; provided, however, that in the event the number of shares offered in the Conversion is increased to an amount greater than the maximum of the estimated price range as set forth in the Prospectus ("Maximum Shares"), the Tax-Qualified Employee Stock Benefit Plans shall have a priority right to purchase any such shares exceeding the Maximum Shares up to an aggregate of 8% of the Conversion Stock. Tax-Qualified Employee Stock Benefit Plans may use funds contributed or borrowed by the Holding Company or the Savings Bank and/or borrowed from an independent financial institution to exercise such Subscription Rights, and the Holding Company and the Savings Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Savings Bank to fail to meet any applicable capital requirements.

          3. Category 3: Supplemental Eligible Account Holders

          a. In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Form AC Application filed prior to OTS approval, then, and only in that event, each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights entitling such Supplemental Eligible Account Holder to purchase that number of shares of Conversion Stock which is equal to the greater of the maximum purchase limitation established for the Direct Community Offering, one-tenth of one percent of the total offering or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders.

          b. Subscription Rights received pursuant to this category shall be subordinated to Subscription Rights granted to Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans.

          c. Any Subscription Rights to purchase shares of Conversion Stock received by an Eligible Account Holder in accordance with Category Number 1 shall reduce to the extent thereof the Subscription Rights to be distributed pursuant to this Category.

          d. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among the subscribing Supplemental Eligible Account Holders as follows:

               (1) Shares of Conversion Stock shall be allocated so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make his total allocation (including the number of shares of Conversion Stock, if any, allocated in accordance with Category Number 1) equal to 100 shares of Conversion Stock or the total amount of his subscription, whichever is less.

               (2) Any shares of Conversion Stock not allocated in accordance with subparagraph (1) above shall be allocated among the subscribing Supplemental Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits as compared to the total Qualifying Deposits of all Supplemental Eligible Account Holders.

          4. Category 4: Other Members

          a. Other Members shall receive, without payment, Subscription Rights to purchase shares of Conversion Stock, after satisfying the subscriptions of Eligible Account Holders, Tax-

     Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders pursuant to Category Nos. l, 2 and 3 above, subject to the following conditions:

               (1) Each such Other Member shall be entitled to subscribe for the greater of the maximum purchase limitation established for the Direct Community Offering or one-tenth of one percent of the total offering.

               (2) In the event of an oversubscription for shares of Conversion Stock pursuant to Category No. 4, the shares of Conversion Stock available shall be allocated among the subscribing Other Members pro rata on the basis of the amounts of their respective subscriptions.

     D. Direct Community Offering and Syndicated Community Offering

          1. Any shares of Conversion Stock not purchased through the exercise of Subscription Rights set forth in Category Nos. 1 through 4 above may be sold by the Holding Company to Persons under such terms and conditions as may be established by the Savings Bank's Board of Directors with the concurrence of the OTS. The Direct Community Offering may commence concurrently with or as soon as possible after the completion of the Subscription Offering and must be completed within 45 days after completion of the Subscription Offering, unless extended with the approval of the OTS. No Person, including Persons on a joint account, may purchase in the Direct Community Offering shares of Conversion Stock with an aggregate purchase price that exceeds $125,000. The right to purchase shares of Conversion Stock under this Category is subject to the right of the Savings Bank or the Holding Company to accept or reject such subscriptions in whole or in part. In the event of an oversubscription for shares in this Category, the shares available shall be allocated among prospective purchasers pro rata on the basis of the amounts of their respective orders. The offering price for which such shares are sold to the general public in the Direct Community Offering shall be the Purchase Price.

          2. Orders received in the Direct Community Offering first shall be filled up to a maximum of 2% of the Conversion Stock and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

          3. The Conversion Stock offered in the Direct Community Offering shall be offered and sold in a manner that will achieve the widest distribution thereof. Preference shall be given in the Direct Community Offering to natural Persons and trusts of natural Persons residing in the Local Community and then to natural Persons and trusts of natural Persons residing in the counties contiguous to the Local Community.

          4. Subject to such terms, conditions and procedures as may be determined by the Savings Bank and the Holding Company, all shares of Conversion Stock not subscribed for in the Subscription Offering or ordered in the Direct Community Offering may be sold by a syndicate of broker-dealers to the general public in a Syndicated Community Offering. Each order for Conversion Stock in the Syndicated Community Offering shall be subject to the absolute right of the Savings Bank and the Holding Company to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering. No Person may purchase in the Syndicated Community Offering shares of Conversion Stock with an aggregate purchase price that exceeds $125,000. The Savings Bank and the Holding Company may commence the Syndicated Community Offering concurrently with, at any time during, or as soon as practicable after the end of the Subscription Offering and/or Direct Community Offering, provided that the Syndicated Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Savings Bank and the Holding Company with the approval of the OTS.

          5. If for any reason a Syndicated Community Offering of shares of Conversion Stock not sold in the Subscription Offering and the Direct Community Offering cannot be effected, or in the event that any insignificant residue of shares of Conversion Stock is not sold in the Subscription Offering, Direct Community Offering or Syndicated Community Offering, the Savings Bank and the Holding Company shall use their best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the OTS.

          6. In the event a Direct Community Offering or Syndicated Community Offering appears not feasible, the Savings Bank will immediately consult with the OTS to determine the most viable alternative available to effect the completion of the Conversion. Should no viable alternative exist, the Savings Bank may terminate the Conversion with the concurrence of the OTS.

     E. Limitations Upon Purchases

     The following additional limitations and exceptions shall be imposed upon purchases of shares of Conversion Stock:

          1. Purchases of shares of Conversion Stock in the Conversion, including purchases in the Direct Community Offering or Syndicated Community Offering, by any Persons Acting in Concert, shall not exceed an aggregate purchase price of $250,000, except that Tax-Qualified Employee Stock Benefit Plans may purchase up to 8% of the total Conversion Stock issued in the Conversion and shares held or to be held by the Tax-Qualified Employee Stock Benefit Plans and attributable to a Person shall not be aggregated with other shares purchased directly by or otherwise attributable to such Person.

          2. Officers and directors and Associates thereof may not purchase in the aggregate more than 33% of the shares issued in the Conversion.

          3. The Savings Bank's and Holding Company's Boards of Directors will not be deemed to be Associates or a group of Persons Acting in Concert with other directors or trustees solely as a result of membership on the Board of Directors.

          4. Persons, Associates thereof, or group of Persons Acting in Concert, may not purchase shares of Conversion Stock with an aggregate purchase price of more than $250,000, except that Tax- Qualified Employee Stock Benefit Plans may purchase up to 8% of the total Conversion Stock issued and shares held or to be held by the Tax-Qualified Employee Stock Benefit Plans and attributable to a Person shall not be aggregated with other shares purchased directly by or otherwise attributable to such Person.

          5. The Savings Bank's Board of Directors, with the approval of the OTS and without further approval of Members, may, as a result of market conditions and other factors, increase or decrease the purchase limitation in paragraphs 1 and 4 above or the number of shares of Conversion Stock to be sold in the Conversion. If the Savings Bank or the Holding Company, as the case may be, increases the maximum purchase limitations or the number of shares of Conversion Stock to be sold in the Conversion, the Savings Bank or the Holding Company, as the case may be, is only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Savings Bank or the Holding Company, as the case may be, resolicit certain other large subscribers. If the Savings Bank or the Holding Company, as the case may be, decreases the maximum purchase limitations or the number of shares of Conversion Stock to be sold in the Conversion, the orders of any Person who subscribed for the maximum purchase amount shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

     Each Person purchasing Conversion Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the purchase limitations under the Plan or otherwise imposed by law, rule or regulation. In the event that such purchase limitations are violated by any Person (including any Associate or group of Persons affiliated or otherwise Acting in Concert with such Person), the Holding Company shall have the right to purchase from such Person at the actual Purchase Price per share all shares acquired by such Person in excess of such purchase limitations or, if such excess shares have been sold by such Person, to receive from such Person the difference between the actual Purchase Price per share paid for such excess shares and the price at which such excess shares were sold by such Persons. This right of the Holding Company to purchase such excess shares shall be assignable by the Holding Company.

     F. Restrictions On and Other Characteristics of the Conversion Stock

          1. Transferability. Conversion Stock purchased by Officers and directors of the Savings Bank and officers and directors of the Holding Company shall not be sold or otherwise disposed of for value for a period of one year from the date of Conversion, except for any disposition (i) following the death of the original purchaser or (ii) resulting from an exchange of securities in a merger or acquisition approved by the regulatory authorities having jurisdiction.

          The Conversion Stock issued by the Holding Company to such Officers and directors shall bear a legend giving appropriate notice of the one-year holding period restriction. Said legend shall state as follows:

          "The shares evidenced by this certificate are restricted as to transfer for a period of one year from the date of this certificate pursuant to Part 563b of the Rules and Regulations of the Office of Thrift Supervision. These shares may not be transferred prior thereto without a legal opinion of counsel that said transfer is permissible under the provisions of applicable laws and regulations."

          In addition, the Holding Company shall give appropriate instructions to the transfer agent of the Holding Company Stock with respect to the foregoing restrictions. Any shares of Holding Company Stock subsequently issued as a stock dividend, stock split or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for such Persons as may be then applicable to such restricted stock.

          2. Subsequent Purchases by Officers and Directors. Without prior approval of the OTS, if applicable, Officers and directors of the Savings Bank and officers and directors of the Holding Company, and their Associates, shall be prohibited for a period of three years following completion of the Conversion from purchasing outstanding shares of Holding Company Stock, except from a broker or dealer registered with the SEC. Notwithstanding this restriction, purchases involving more than 1% of the total outstanding shares of Holding Company Stock and purchases made and shares held by a Tax-Qualified or non-Tax- Qualified Employee Stock Benefit Plan which may be attributable to such directors and officers may be made in negotiated transactions without OTS permission or the use of a broker or dealer.

          3. Repurchase and Dividend Rights. For a period of three years from the date of Conversion, repurchases of Holding Company Stock by the Holding Company from any Person shall be subject to the then applicable rules and regulations of the OTS. The Savings Bank may not declare or pay a cash dividend on or repurchase any of its Capital Stock if the result thereof would be to reduce the regulatory capital of the Savings Bank below the amount required for the liquidation account described in Paragraph XIII. Further, any dividend declared or paid on the Capital Stock shall comply with the then applicable rules and regulations of the OTS.

          4. Voting Rights. After the Conversion, holders of Savings Accounts in and obligors on loans of the Savings Bank will not have voting rights in the Savings Bank. Exclusive voting rights with respect to the Holding Company shall be vested in the holders of Holding Company Stock; holders of Savings Accounts in and obligors on loans of the Savings Bank will not have any voting rights in the Holding Company except and to the extent that such Persons become stockholders of the Holding Company, and the Holding Company will have exclusive voting rights with respect to the Savings Bank's Capital Stock.

     G. Mailing of Offering Materials and Collation of Subscriptions

     The sale of all shares of Conversion Stock offered pursuant to the Plan must be completed within 24 months after approval of the Plan at the Special Meeting. After approval of the Plan by the OTS and the declaration of the effectiveness of the Prospectus, the Holding Company shall distribute Prospectuses and Order Forms for the purchase of shares of Conversion Stock in accordance with the terms of the Plan.

     The recipient of an Order Form shall be provided not less than 20 days nor more than 45 days from the date of mailing, unless extended, properly to complete, execute and return the Order Form to the Holding Company or the Savings Bank. Self-addressed, postage prepaid, return envelopes shall accompany all Order Forms when they are mailed. Failure of any eligible subscriber to return a properly completed and executed Order Form within the prescribed time limits shall be deemed a waiver and a release by such eligible subscriber of any rights to purchase shares of Conversion Stock under the Plan.

     The sale of all shares of Conversion Stock proposed to be issued in connection with the Conversion must be completed within 45 days after the last day of the Subscription Offering, unless extended by the Holding Company with the approval of the OTS.

     H. Method of Payment

     Payment for all shares of Conversion Stock may be made in cash, by check or by money order, or if a subscriber has a Savings Account in the Savings Bank such subscriber may authorize the Savings Bank to charge the subscriber's Savings Account. The Savings Bank shall pay interest at not less than the passbook rate on all amounts paid in cash or by check or money order to purchase shares of Conversion Stock in the Subscription Offering from the date payment is received until the Conversion is completed or terminated. The Savings Bank is not permitted knowingly to loan funds or otherwise extend any credit to any Person for the purpose of purchasing Conversion Stock.

     If a subscriber authorizes the Savings Bank to charge the subscriber's Savings Account, the funds shall remain in the subscriber's Savings Account and shall continue to earn interest, but may not be used by such subscriber until the Conversion is completed or terminated, whichever is earlier. The withdrawal shall be given effect only concurrently with the sale of all shares of Conversion Stock proposed to be sold in the Conversion and only to the extent necessary to satisfy the subscription at a price equal to the Purchase Price. The Savings Bank shall allow subscribers to purchase shares of Conversion Stock by withdrawing funds from certificate accounts held with the Savings Bank without the assessment of early withdrawal penalties, subject to the approval, if necessary, of the applicable regulatory authorities. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if the remaining balance of the account is less than the applicable minimum balance requirement. In that event, the remaining balance shall earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Conversion Stock under the Plan.

     Tax-Qualified Employee Stock Benefit Plans may subscribe for shares by submitting an Order Form, along with evidence of a loan commitment from a financial institution for the purchase of shares, if applicable, during the Subscription Offering and by making payment for the shares on the date of the closing of the Conversion.

     I. Undelivered, Defective or Late Order Forms; Insufficient Payment

     If an Order Form (i) is not delivered and is returned to the Holding Company or the Savings Bank by the United States Postal Service (or the Holding Company or Savings Bank is unable to locate the addressee); (ii) is not returned to the Holding Company or Savings Bank, or is returned to the Holding Company or Savings Bank after expiration of the date specified thereon; (iii) is defectively completed or executed; or (iv) is not accompanied by the total required payment for the shares of Conversion Stock subscribed for (including cases in which the subscribers' Savings Accounts are insufficient to cover the authorized withdrawal for the required payment), the Subscription Rights of the Person to whom such rights have been granted shall not be honored and shall be treated as though such Person failed to return the completed Order Form within the time period specified therein. Alternatively, the Holding Company or Savings Bank may, but shall not be required to, waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for the shares of Conversion Stock subscribed for by such date as the Holding Company or Savings Bank may specify. Subscription orders, once tendered, shall not be revocable. The Holding Company's and Savings Bank's interpretation of the terms and conditions of the Plan and of the Order Forms shall be final.

     J. Members in Non-Qualified States or in Foreign Countries

     The Holding Company and the Savings Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan reside. However, the Holding Company and the Savings Bank are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which (i) a small number of persons otherwise eligible to subscribe for shares of Common Stock reside in such state; or (ii) the Holding Company or the Savings Bank determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including but not limited to a request or requirement that the Holding Company and the Savings Bank or their officers, directors or trustees register as a broker, dealer, salesman or selling agent, under the securities laws of such state, or a request or requirement to register or otherwise qualify the Subscription Rights or Common Stock for sale or submit any filing with respect thereto in such state. Where the number of persons eligible to subscribe for shares in one state is small relative to other states, the Holding Company and the Savings Bank will base their decision as to whether or not to offer the Common Stock in such state on a number of factors, including the size of accounts held by account holders in the state, the cost of reviewing the registration and qualification requirements of the state (and of actually registering or qualifying the shares) or the need to register the Holding Company, its officers, directors or employees as brokers, dealers or salesmen.

X.   Federal Stock Charter and Bylaws

     As part of the Conversion, a Federal Stock Charter and Bylaws will be adopted to authorize the Savings Bank to operate as a federal capital stock savings bank. By approving the Plan, the Members of the Savings Bank will thereby approve the amended Federal Stock Charter and Bylaws. Prior to completion of the Conversion, the proposed Federal Stock Charter and Bylaws may be amended in accordance with the provisions and limitations for amending the Plan under Paragraph XVII below. The effective date of the adoption of the Federal Stock Charter and Bylaws shall be the date of the issuance of the Conversion Stock, which shall be the date of consummation of the Conversion.

XI.  Post Conversion Filing and Market Making

     In connection with the Conversion, the Holding Company shall register the Conversion Stock with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such Conversion Stock for a period of three years thereafter.

     The Holding Company shall use its best efforts to encourage and assist various Market Makers to establish and maintain a market for the shares of its stock. The Holding Company shall also use its best efforts to list its stock through The Nasdaq Stock Market or on a national or regional securities exchange.

XII. Status of Savings Accounts and Loans Subsequent to Conversion

     All Savings Accounts shall retain the same status after Conversion as these accounts had prior to Conversion. Each Savings Account holder shall retain, without payment, a withdrawable Savings Account or accounts after the Conversion, equal in amount to the withdrawable value of such holder's Savings Account or accounts prior to Conversion. All Savings Accounts will continue to be insured by the Savings Association Insurance Fund of the FDIC up to the applicable limits of insurance coverage. All loans shall retain the same status after the Conversion as they had prior to the Conversion. See Paragraph IX.F.4. with respect to the termination of voting rights of Members.

XIII. Liquidation Account

     After the Conversion, holders of Savings Accounts shall not be entitled to share in any residual assets in the event of liquidation of the Savings Bank. However, the Savings Bank shall, at the time of the Conversion, establish a liquidation account in an amount equal to its total net worth as of the date of the latest statement of financial condition contained in the final Prospectus. The function of the liquidation account shall be to establish a priority on liquidation and, except as provided in Paragraph IX.F.3 above, the existence of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Savings Bank.

     The liquidation account shall be maintained by the Savings Bank subsequent to the Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Savings Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the liquidation account balance ("subaccount").

     The initial subaccount balance for a Savings Account held by an Eligible Account Holder and/or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of such holder's Qualifying Deposit in the Savings Account and the denominator is the total amount of the Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders. Such initial subaccount balance shall not be increased, and it shall be subject to downward adjustment as provided below.

     If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing date subsequent to the Eligibility Record Date is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date or (ii) the amount of the Qualifying Deposit in such Savings Account on the Eligibility Record Date or the Supplemental Eligibility Record Date, then the subaccount balance for such Savings Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, such subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

     In the event of a complete liquidation of the Savings Bank, each Eligible Account Holder and Sup plemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for Savings Account(s) then held by such holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of Savings Accounts and other liabilities or similar transactions with another Federally-insured institution in which the Savings Bank is not the surviving institution shall be considered to be a complete liquidation. In any such transaction, the liquidation account shall be assumed by the surviving institution.

XIV. Regulatory Restrictions on Acquisition of Holding Company

     A. OTS regulations provide that for a period of three years following completion of the Conversion, no Person (i.e, individual, a group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust, or any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution or its holding company) shall directly, or indirectly, offer to purchase or actually acquire the beneficial ownership of more than 10% of any class of equity security of the Holding Company without the prior approval of the OTS. However, approval is not required for purchases directly from the Holding Company or the underwriters or selling group acting on its behalf with a view towards public resale, or for purchases not exceeding 1% per annum of the shares outstanding. Civil penalties may be imposed by the OTS for willful violation or assistance of any violation. Where any Person, directly or indirectly, acquires beneficial ownership of more than 10% of any class of equity security of the Holding Company within such three-year period, without the prior approval of the OTS, stock of the Holding Company beneficially owned by such Person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as voting shares in connection with any matter submitted to the stockholders for a vote. The provisions of this regulation shall not apply to the acquisition of securities by Tax-Qualified Employee Stock Benefit Plans provided that such plans do not have beneficial ownership of more than 25% of any class of equity security of the Holding Company.

     B. The Holding Company may provide in its articles of incorporation a provision that, for a specified period of up to five years following the date of the completion of the Conversion, no Person shall directly or indirectly offer to acquire or actually acquire the beneficial ownership of more than 10% of any class of equity security of the Holding Company. Such provisions would not apply to acquisition of securities by Tax-Qualified Employee Stock Benefit Plans provided that such plans do not have beneficial ownership of more than 25% of any class of equity security of the Holding Company. The Holding Company may provide in its articles of incorporation for such other provisions affecting the acquisition of its stock as shall be determined by its Board of Directors.

XV.  Directors and Officers of the Converted Savings Bank

     The Conversion is not intended to result in any change in the directors or Officers. Each Person serving as a director of the Savings Bank at the time of Conversion shall continue to serve as a member of the Savings Bank's Board of Directors, subject to the Converted Savings Bank's charter and bylaws. The Persons serving as Officers immediately prior to the Conversion will continue to serve at the discretion of the Board of Directors in their respective capacities as Officers of the Savings Bank. In connection with the Conversion, the Savings Bank and the Holding Company may enter into employment agreements on such terms and with such officers as shall be determined by the Boards of Directors of the Savings Bank and the Holding Company.

XVI. Executive Compensation

     The Savings Bank and the Holding Company may adopt, subject to any required approvals, executive compensation or other benefit programs, including but not limited to compensation plans involving stock options, stock appreciation rights, restricted stock grants, employee recognition programs and the like.

XVII. Amendment or Termination of Plan

     If necessary or desirable, the Plan may be amended by a two-thirds vote of the Savings Bank's Board of Directors, at any time prior to submission of the Plan and proxy materials to the Members. At any time after submission of the Plan and proxy materials to the Members, the Plan may be amended by a two-thirds vote of the Board of Directors only with the concurrence of the OTS. The Plan may be terminated by a two-thirds vote of the Board of Directors at any time prior to the Special Meeting, and at any time following such Special Meeting with the concurrence of the OTS. In its discretion, the Board of Directors may modify or terminate the Plan upon the order of the regulatory authorities without a resolicitation of proxies or another meeting of the Members.

     In the event that mandatory new regulations pertaining to conversions are adopted by the OTS prior to the completion of the Conversion, the Plan shall be amended to conform to the new mandatory regulations without a resolicitation of proxies or another meeting of Members. In the event that new conversion regulations adopted by the OTS prior to completion of the Conversion contain optional provisions, the Plan may be amended to utilize such optional provisions at the discretion of the Board of Directors without a resolicitation of proxies or another meeting of Members.

     By adoption of the Plan, the Members authorize the Board of Directors to amend and/or terminate the Plan under the circumstances set forth above.

XVIII. Expenses of the Conversion

     The Holding Company and the Savings Bank shall use their best efforts to assure that expenses incurred in connection with the Conversion shall be reasonable.

XIX. Contributions to Tax-Qualified Plans

     The Holding Company and/or the Savings Bank may make discretionary contributions to the Tax-Qualified Employee Stock Benefit Plans, provided such contributions do not cause the Savings Bank to fail to meet its regulatory capital requirements.

                                      * * *

                                                                       EXHIBIT B


                              FEDERAL STOCK CHARTER

                               ALASKA PACIFIC BANK


     SECTION 1. CORPORATE TITLE. The full corporate title of the savings bank is Alaska Pacific Bank ("Savings Bank").

     SECTION 2. OFFICE. The home office shall be located in Juneau, Alaska.

     SECTION 3. DURATION. The duration of the Savings Bank is perpetual.

     SECTION 4. PURPOSE AND POWERS. The purpose of the Savings Bank is to pursue any or all of the lawful objectives of a Federal savings bank chartered under section 5 of the Home Owners' Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("Office").

     SECTION 5. CAPITAL STOCK. The total number of shares of all classes of capital stock that the Savings Bank has the authority to issue is 10,000, of which 1,000 shares shall be common stock of par value of $1.00 per share and of which 9,000 shares shall be serial preferred stock, having no par value. The shares may be issued from time to time as authorized by the board of directors without further approval of shareholders, except as otherwise provided in this
Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Savings Bank. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor, or services actually performed for the Savings Bank, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the Savings Bank, shall be conclusive. In the case of a stock dividend, that part of the retained earnings of the Savings Bank that is transferred to common stock or paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     Except for shares issued in the initial organization of the Savings Bank or in connection with the conversion of the Savings Bank from the mutual to stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the Savings Bank other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

     Nothing contained in this section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share, except as to the cumulation of votes for the election of directors, unless the charter otherwise provides that there shall be no such cumulative voting: PROVIDED, that this restriction on voting separately by class or series shall not apply:

          (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

          (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Savings Bank with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Savings Bank if the preferred stock is exchanged for securities of such other corporation:
     PROVIDED, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Office of the Federal Deposit Insurance Corporation;

          (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving Savings Bank in a merger or consolidation for the Savings Bank, shall not be considered to be such an adverse change.

          A description of the different classes and series (if any) of the Savings Bank's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

               A. COMMON STOCK. Except as provided in this Section 5 (or in any supplementary sections thereto) the holders of common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by each holder, except as to the cumulation of votes for the election of directors, unless the charter otherwise provides that there shall be no such cumulative voting.

               Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

               In the event of any liquidation, dissolution, or winding up of the Savings Bank, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Savings Bank available for distribution remaining after: (i) payment or provision for payment of the Savings Bank's debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Savings Bank. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

               B. PREFERRED STOCK. The Savings Bank may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

                    (a) The distinctive serial designation and the number of
               shares constituting such series;

                    (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s) the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

                    (c) The voting powers, full or limited, if any, of shares of such series;

                    (d) Whether the shares of such series shall be redeemable
               and, if so, the price(s) at which, and the terms and conditions on which such shares may be redeemed;

                    (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Savings Bank;

                    (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

                    (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Savings Bank and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                    (h) The price or other consideration for which the shares of such series shall be issued; and

                    (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     The board of directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series, and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

     Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the board of directors, the Savings Bank shall file with the Secretary to the Office a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

     SECTION 6. PREEMPTIVE RIGHTS. Holders of the capital stock of the Savings Bank shall not be entitled to preemptive rights with respect to any shares of the Savings Bank which may be issued.

     SECTION 7. LIQUIDATION ACCOUNT. Pursuant to the requirements of the Office's Regulations (12 CFR Subchapter D), the Savings Bank shall establish and maintain a liquidation account for the benefit of its savings account holders as of December 31, 1997 and March 31, 1999. In the event of a complete liquidation of the Savings Bank, it shall comply with such regulations with respect to the amount and the priorities on liquidation of each of the Savings Bank's eligible savers' inchoate interest in the liquidation account, to the extent it is still in existence: Provided, that an eligible savers' inchoate interest in the liquidation account shall not entitle such eligible saver to any voting rights at meetings of the Savings Bank's stockholders.

     SECTION 8. DIRECTORS. The Savings Bank shall be under the direction of a Board of Directors. The authorized number of directors, as stated in the Savings Bank's bylaws, shall not be fewer than five nor more than fifteen except when a greater or lesser number is approved by the Director of the Office, or his or her delegate.

     SECTION 9. AMENDMENT OF CHARTER. Except as provided in Section 5, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is proposed by the Board of Directors of the Savings Bank, approved by the shareholders by a majority of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required, and approved or preapproved by the Office.

                                      * * *

Attest:                                 By:
        ----------------------------        ------------------------------------
        Secretary of the Savings Bank       Craig E. Dahl
                                            President or Chief Executive Officer
                                            of the Savings Bank



By:                                     By:
        ----------------------------        ------------------------------------
        Secretary of the                    Director of the
        Office of Thrift Supervision        Office of Thrift Supervision



Effective Date:  _________________, 1999

                                                                       EXHIBIT C

                                     BYLAWS

                               ALASKA PACIFIC BANK

                             ARTICLE I - HOME OFFICE


     The home office of Alaska Pacific Bank ("Savings Bank") shall be located at 2094 Jordan Avenue, in the City of Juneau, in the County of Juneau, in the State of Alaska.

                            ARTICLE II - SHAREHOLDERS

     SECTION 1. PLACE OF MEETINGS. All annual and special meetings of shareholders shall be held at the home office of the Savings Bank or at such other place as the Board of Directors may determine.

     SECTION 2. ANNUAL MEETING. A meeting of the shareholders of the Savings Bank for the election of directors and for the transaction of any other business of the Savings Bank shall be held annually within 150 days after the end of the Savings Bank's fiscal year on the _______ ______day of April, if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at _:00 p.m., Pacific Time, or at such other date and time within such 150-day period as the Board of Directors may determine.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision ("Office"), may be called at any time by the Chairman of the Board, the President, or a majority of the Board of Directors, and shall be called by the Chairman of the Board, the President, or the Secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the Savings Bank entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Savings Bank addressed to the Chairman of the Board, the President, or the Secretary.

     SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order unless otherwise prescribed by regulations of the Office or these bylaws or the Board of Directors adopts another written procedure for conduct of meetings. The Board of Directors shall designate, when present, either the Chairman of the Board or President to preside at such meetings.

     SECTION 5. NOTICE OF MEETINGS. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, or the Secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Savings Bank as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjourn ment is taken.

     SECTION 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

     SECTION 7. VOTING LISTS. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Savings Bank shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Savings Bank and shall be subject to inspection by any shareholder of record or the shareholder's agent at any time during usual business hours for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record or the shareholder's agent during the entire time of the meeting. The original stock transfer book shall constitute PRIMA FACIE evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the Board of Directors may elect to follow procedures prescribed in Section 552.6(d) of the Office's regulations as now or hereafter in effect.

     SECTION 8. QUORUM. A majority of the outstanding shares of the Savings Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or repre sented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

     SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

     SECTION 10. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership stands in the name of two or more persons, in the absence of written directions to the Savings Bank to the contrary, at any meeting of the shareholders of the Savings Bank any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares held in trust in an IRA or Keogh Account, however, may be voted by the Savings Bank if no other instructions are received. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the Savings Bank nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Savings Bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     SECTION 12. CUMULATIVE VOTING. Every shareholder entitled to vote at an election for directors shall have the right to vote, in person or by proxy, the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote, or to cumulate the votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares shall equal or by distributing such votes on the same principle among any number of candidates.

     SECTION 13. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chairman of the Board or the President may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the Chairman of the Board or the President.

     Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     SECTION 14. NOMINATING COMMITTEE. The Board of Directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Savings Bank. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the Secretary of the Savings Bank at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Savings Bank. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

     SECTION 15. NEW BUSINESS. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the Secretary of the Savings Bank at least five days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

     SECTION 16. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                        ARTICLE III - BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the Savings Bank shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a Chairman of the Board and a President from among its members and shall designate, when present, either the Chairman of the Board or the President to preside at its meetings.

     SECTION 2. NUMBER AND TERM. The Board of Directors shall consist of seven members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this bylaw following the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

     SECTION 4. QUALIFICATION. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Savings Bank unless the Savings Bank is a wholly owned subsidiary of a holding company.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, or one-third of the directors. The persons authorized to call special meetings of the Board of Directors may fix any place, within the Savings Bank's normal lending territory, as the place for holding any special meeting of the Board of Directors called by such persons.

     Members of the Board of Directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person for all purposes.

     SECTION 6. NOTICE. Written notice of any special meeting shall be given to each director at least 24 hours prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, when delivered to the telegraph company if sent by telegram, or when the Savings Bank receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

     SECTION 7. QUORUM. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

     SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

     SECTION 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     SECTION 10. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the home office of the Savings Bank addressed to the Chairman of the Board or the President. Unless otherwise specified, such resignation shall take effect upon receipt by the Chairman of the Board or the President. More than three consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

     SECTION 11. VACANCIES. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

     SECTION 12. COMPENSATION. Directors, as such, may receive a stated salary for their services. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the Board of Directors may determine.

     SECTION 13. PRESUMPTION OF ASSENT. A director of the Savings Bank who is present at a meeting of the Board of Directors at which action on any Savings Bank matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Savings Bank within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 14. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, any director may be removed only for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

                   ARTICLE IV - EXECUTIVE AND OTHER COMMITTEES

     SECTION 1. APPOINTMENT. The Board of Directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law or regulation.

     SECTION 2. AUTHORITY. The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the Board of Directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Savings Bank, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Savings Bank otherwise than in the usual and regular course of its business; a voluntary dissolution of the Savings Bank; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

     SECTION 3. TENURE. Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until a successor is designated as a member of the executive committee.

     SECTION 4. MEETINGS. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

     SECTION 5. QUORUM. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     SECTION 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

     SECTION 7. VACANCIES. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

     SECTION 8. RESIGNATIONS AND REMOVAL. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the President or Secretary of the Savings Bank. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 9. PROCEDURE. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting held next after the proceedings shall have occurred.

     SECTION 10. OTHER COMMITTEES. The Board of Directors may by resolution establish an audit, loan, or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Savings Bank and may prescribe the duties, constitution, and procedures thereof.

                              ARTICLE V - OFFICERS

     SECTION 1. POSITIONS. The officers of the Savings Bank shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer or Comptroller, each of whom shall be elected by the Board of Directors. The Board of Directors may also designate the Chairman of the Board as an officer. The offices of the Secretary and Treasurer or Comptroller may be held by the same person and a Vice President may also be either the Secretary or the Treasurer or Comptroller. The Board of Directors may designate one or more vice presidents as Executive Vice President or Senior Vice President. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Savings Bank may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Savings Bank shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The Board of Directors may authorize the Savings Bank to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article V.

     SECTION 3. REMOVAL. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Savings Bank will be served thereby, but such removal, other than for cause, shall be without prejudice to any contractual rights, if any, of the person so removed.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the Board of Directors.

               ARTICLE VI - CONTRACTS, LOANS, CHECKS, AND DEPOSITS

     SECTION 1. CONTRACTS. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee, or agent of the Savings Bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Savings Bank. Such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the Savings Bank and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Savings Bank shall be signed by one or more officers, employees, or agents of the Savings Bank in such manner as shall from time to time be determined by the Board of Directors.

     SECTION 4. DEPOSITS. All funds of the Savings Bank not otherwise employed shall be deposited from time to time to the credit of the Savings Bank in any duly authorized depositories as the Board of Directors may select.

            ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the Savings Bank shall be in such form as shall be determined by the Board of Directors and approved by the Office. Such certificates shall be signed by the Chief Executive Officer or by any other officer of the Savings Bank authorized by the Board of Directors, attested by the Secretary or an Assistant Secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Savings Bank itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Savings Bank. All certificates surrendered to the Savings Bank for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Savings Bank as the Board of Directors may prescribe.

     SECTION 2. TRANSFER OF SHARES. Transfer of shares of capital stock of the Savings Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Savings Bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Savings Bank shall be deemed by the Savings Bank to be the owner for all purposes.

                           ARTICLE VIII - FISCAL YEAR

     The fiscal year of the Savings Bank shall end on the 31st day of December of each year. The appointment of accountants shall be subject to annual ratification by the shareholders.

                             ARTICLE IX - DIVIDENDS

     Subject to the terms of the Savings Bank's charter and the regulations and orders of the Office, the Board of Directors may, from time to time, declare, and the Savings Bank may pay, dividends on its outstanding shares of capital stock.

                           ARTICLE X - CORPORATE SEAL

     The Board of Directors shall provide an Savings Bank seal, which shall be two concentric circles between which shall be the name of the Savings Bank. The year of incorporation or an emblem may appear in the center.

                             ARTICLE XI - AMENDMENTS

     These bylaws may be amended in a manner consistent with regulations of the Office and shall be effective after: (i) approval of the amendment by a majority vote of the authorized Board of Directors, or by a majority vote of the votes cast by the shareholders of the Savings Bank at any legal meeting, and (ii) receipt of any applicable regulatory approval. When an Savings Bank fails to meet its quorum requirements, solely due to vacancies on the Board, then the affirmative vote of a majority of the sitting Board will be required to amend the bylaws.

                                      * * *

                                 REVOCABLE PROXY
                             SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS
                                       OF
                           ALASKA FEDERAL SAVINGS BANK
                       FOR THE SPECIAL MEETING OF MEMBERS

     The undersigned member of Alaska Federal Savings Bank ("Savings Bank") hereby appoints the Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such shares as the undersigned may be entitled to cast at the Special Meeting of Members ("Meeting") of the Savings Bank to be held at the Savings Bank's office at 2049 Jordan Avenue, Juneau, Alaska, on the date and time indicated on the Notice of Special Meeting, and at any adjournment thereof. They are authorized to cast all votes to which the undersigned is entitled, as follows:


                                                                 FOR     AGAINST

(1)  To approve a Plan of Conversion adopted by the Board of     [ ]       [ ]
     Directors on February 19, 1999, providing for (i) the conversion of the Savings Bank from a federally chartered mutual to a federally chartered capital stock savings bank to be known as "Alaska Pacific Bank," and to be held as a wholly-owned subsidiary of a new holding company, Alaska Pacific Bancshares, Inc., including the adoption of a Federal Stock Charter and Bylaws for the Savings Bank, pursuant to the laws of the United States and the rules and regulations of the Office of Thrift Supervision.

(2) In their discretion, upon such other matters as may properly come before the Special Meeting.




NOTE: The Board of Directors is not aware of any other matter that may come before the Meeting.

                  THIS PROXY WILL BE VOTED FOR THE PROPOSITION
                       STATED IF NO CHOICE IS MADE HEREIN





     Should the undersigned be present and elect to vote at said Meeting or at any adjournment thereof and, after notification to the Secretary of the Savings Bank at said Meeting of the member's decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt of a Notice of Special Meeting of Members of the Savings Bank called on the date and time indicated on the Notice of Special Meeting, and a Proxy Statement relating to said Meeting from the Savings Bank, prior to the execution of this Proxy.



------------------------------------
Date



------------------------------------
Signature



------------------------------------
Signature


Please sign your name exactly as it appears on this proxy card.


Note: Only one signature is required in the case of a joint account, but all account holders should sign if possible. When signing as an attorney, administrator, agent, corporation, officer, executor, trustee, guardian or similar position, please give your full title.